EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-3

REGISTRATION STATEMENT

(Form Type)

Holly Energy Partners, L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Equity	Common units representing limited partner interests (1)	415(a)(6)			(4)			S-3	333-228715	May 24, 2019

	Equity	Preferred units representing limited partner interests	415(a)(6)			(4)			S-3	333-228715	May 24, 2019

	Debt	Debt securities (2)	415(a)(6)			(4)			S-3	333-228715	May 24, 2019

	Other	Guarantees of debt securities (3)	415(a)(6)			(4)			S-3	333-228715	May 24, 2019

	Unallocated (Universal) Shelf (4)		415(a)(6)		(4)	$2,000,000,000 (4)(7)			S-3	333-228715	May 24, 2019	$229,743.20 (9)

	Equity	Common units representing limited partner interests (5)	415(a)(6)	59,630,030	(6)	$1,032,792,119.60 (8)			S-3	333-228715	May 24, 2019	$196,610.01 (10)

	Total Offering Amounts					$3,032,792,119.60 (4)(7)(8)		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$0.00 (9)(10)

(1)

There are being registered hereunder an indeterminate number of common units of Holly Energy Partners, L.P. (“Holly Energy Partners”) that may be issued upon conversion of preferred units or debt securities registered hereunder. No separate consideration will be received for common units that are issued upon conversion of preferred units or debt securities registered hereunder.

(2)

If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $2,000,000,000, less the dollar amount of any registered securities previously issued.

(3)

Each of the subsidiaries of Holly Energy Partners identified on the following pages may guarantee any series of debt securities issued under this Registration Statement. No separate consideration will be paid in respect of any guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933 (the “Securities Act”), no separate registration fee will be paid with respect to any guarantees of any debt securities registered hereby.

(4)

The amount of securities registered in the primary unallocated offering consists of $2,000,000,000 of a presently indeterminate number or amount of common units of Holly Energy Partners, preferred units of Holly Energy Partners, debt securities of Holly Energy Partners, which may be co-issued by its subsidiary, Holly Energy Finance Corp., and guarantees of such debt securities as set forth in Note 3 above. The proposed maximum aggregate offering price for each class of securities to be registered in the primary unallocated offering is not specified pursuant to General Instruction II.D. of Form S-3.

(5)

Pursuant to Rule 416(a) under the Securities Act, the number of common units being registered on behalf of the selling unitholders shall be adjusted to include any additional common units that may become issuable as a result of any distribution, split, combination or similar transaction.

(6)	The proposed maximum offering price per common unit will be determined from time to time in connection with, and at the time of, the sale by the selling unitholder.

(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. With respect to the primary offering, in no event will the aggregate initial offering price of all securities offered from time to time pursuant to this Registration Statement exceed $2,000,000,000.

(8)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sale prices of the common units on May 20, 2022, as reported on the New York Stock Exchange.

(9)

The $2,000,000,000 of securities registered in the primary unallocated offering includes $2,000,000,000 of common units of Holly Energy Partners, preferred units of Holly Energy Partners, debt securities of Holly Energy Partners, which may be co-issued by its subsidiary, Holly Energy Finance Corp., and guarantees of such debt securities registered pursuant to Registration Statement No. 333-228715 (the “2019 Registration Statement”) originally filed with the Securities and Exchange Commission on December 7, 2018, amended on May 21, 2019, and declared effective on May 24, 2019, that have not been issued and sold by us. Of the Primary Unsold Securities:

(a) $1,917,696,610.00 of common units of Holly Energy Partners, preferred units of Holly Energy Partners, debt securities of Holly Energy Partners, which may be co-issued by its subsidiary, Holly Energy Finance Corp., and guarantees of such debt securities were originally registered on Registration Statement No. 333-178304 filed by the Registrant on December 2, 2011, and declared effective on June 4, 2012 (the “2012 Registration Statement”) and rolled forward pursuant to Rule 415(a)(6) under the Securities Act to Registration Statement No. 333-204609 (the “2015 Registration Statement”), originally filed with the Securities and Exchange Commission on June 1, 2015, amended on December 4, 2015, and declared effective on December 11, 2015, and further rolled forward pursuant to Rule 415(a)(6) to the 2019 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, $219,768.03 of filing fees previously paid in connection with such unsold securities will continue to be applied to the Primary Unsold Securities.

(b) $82,303,390.00 of common units of Holly Energy Partners, preferred units of Holly Energy Partners, debt securities of Holly Energy Partners, which may be co-issued by its subsidiary, Holly Energy Finance Corp., and guarantees of such debt securities were originally registered pursuant to the 2019 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, $9,975.17 of filing fees previously paid in connection with such unsold securities will continue to be applied to the Primary Unsold Securities.

To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrants sell any Primary Unsold Securities pursuant to the 2019 Registration Statement, the Registrants will identify in a pre-effective amendment to this registration statement the updated amount of Primary Unsold Securities from the 2019 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). In accordance with Rule 415(a)(6), the offering of Primary Unsold Securities on the 2019 Registration Statement will be deemed terminated as of the effective date of this registration statement.

(10)

The 59,630,030 common units registered hereunder for sale by certain selling unitholders include 59,630,030 common units of Holly Energy Partners (the “Selling Unitholder Unsold Units”) registered pursuant to the 2019 Registration Statement that have not been sold. Of the Selling Unitholder Unsold Units:

(a) 22,195,230 common units of Holly Energy Partners (adjusted to reflect the two-for-one unit split on January 16, 2013) were originally registered pursuant to the 2012 Registration Statement and rolled forward pursuant to Rule 415(a)(6) under the Securities Act to the 2015 Registration Statement, and further rolled forward pursuant to Rule 415(a)(6) to the 2019 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, $67,709.92 of filing fees previously paid in connection with such unsold securities will continue to be applied to the Selling Unitholder Unsold Units.

(b) 184,800 common units of Holly Energy Partners were originally registered pursuant to the 2015 Registration Statement and rolled forward pursuant to Rule 415(a)(6) under the Securities Act to the 2019 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, $727.75 of filing fees previously paid in connection with such unsold securities will continue to be applied to the Selling Unitholder Unsold Units.

(c) 37,250,000 common units of Holly Energy Partners were originally registered pursuant to the 2019 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, $128,172.34 of filing fees previously paid in connection with such unsold securities will continue to be applied to the Selling Unitholder Unsold Units.

To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the selling unitholders sell any Selling Unitholder Unsold Units pursuant to the 2019 Registration Statement, the Registrants will identify in a pre-effective amendment to this registration statement the updated amount of Selling Unitholder Unsold Units from the 2019 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). In accordance with Rule 415(a)(6), the offering of Selling Unitholder Unsold Units on the 2019 Registration Statement will be deemed terminated as of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date